UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-39478	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258

(Address of principal executive offices) (Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock		N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

On or about October 6, 2022, Wytec International, Inc., a Nevada corporation (“Wytec”) entered into an exchange agreement (the “Agreement”) with William H. Gray, the chief executive officer and president of Wytec (“Gray”), pursuant to which Gray exchanged the 1,000 shares of Wytec’s Series C Preferred Stock owned by him for a total of 3,000,000 shares of Wytec’s common stock. A copy of the Agreement is attached to this Report as Exhibit 10.1.

On or about October 6, 2022, Wytec entered into an exchange agreement (the “Stuart Agreement”) with Christopher Stuart, a director of Wytec (“Stuart”), pursuant to which Stuart exchanged $385,658.67 of promissory notes ($375,000 principal and $10,658.67 accrued but unpaid interest) for a convertible promissory in the principal amount of $385,658.67 (the “New Stuart Note”) bearing interest at a rate of 9.5% per annum, due and payable on or before December 31, 2023 (the “Maturity Date”). If Wytec’s common stock is listed on the NASDAQ Capital Markets on or before the Maturity Date, the New Stuart Note will automatically be converted into shares of Wytec’s common stock at a rate equal to the price per share in the public offering. If the New Stuart Note has not otherwise been automatically converted into shares of Wytec’s common stock, Stuart will have the option, on or before the Maturity Date, to convert all or a portion of the outstanding New Stuart Note into shares of Wytec’s common stock at a rate equal to $5.00 per share and, immediately upon the conversion, Stuart will be issued a number of new warrants from Wytec equal to the dollar amount of the conversion divided by $5.00 (the “Warrants”). The Warrants will be exercisable until December 31, 2023 at an exercise price equal to the greater of (i) five dollars ($5.00) or (ii) eighty-five percent (85%) of the 10-day moving average of Wytec’s public trading price if Wytec’s securities are trading on a public securities trading market. A copy of the Stuart Agreement is attached to this Report as Exhibit 10.2.

On or about October 6, 2022, Wytec entered into an exchange agreement (the “ERI Agreement”) with Eagle Rock Investments, L.L.C., an affiliate of Stuart (“ERI”), pursuant to which ERI exchanged $320,242.46 of promissory notes ($300,000 principal and $20,242.46 accrued but unpaid interest) for a convertible promissory in the principal amount of $320,242.46 (the “New ERI Note”) bearing interest at a rate of 9.5% per annum, due and payable on or before December 31, 2023 (the “Maturity Date”). If Wytec’s common stock is listed on the NASDAQ Capital Markets on or before the Maturity Date, the New ERI Note will automatically be converted into shares of Wytec’s common stock at a rate equal to the price per share in the public offering. If the New ERI Note has not otherwise been automatically converted into shares of Wytec’s common stock, ERI will have the option, on or before the Maturity Date, to convert all or a portion of the outstanding New ERI Note into shares of Wytec’s common stock at a rate equal to $5.00 per share and, immediately upon the conversion, ERI will be issued a number of new Warrants from Wytec equal to the dollar amount of the conversion divided by $5.00. A copy of the ERI Agreement is attached to this Report as Exhibit 10.3.

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02 Unregistered Sales of Equity Securities.

On or about October 6, 2022, Wytec entered into the Agreement with Gray, pursuant to which Gray exchanged the 1,000 shares of Wytec’s Series C Preferred Stock owned by him for a total of 3,000,000 shares of Wytec’s common stock. A copy of the Agreement is attached to this Report as Exhibit 10.1.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)       Exhibits

10.1	Exchange Agreement, dated October 6, 2022 by and between Wytec International, Inc. and William H. Gray
10.2	Exchange Agreement, dated October 6, 2022 by and between Wytec International, Inc. and Christopher Stuart
10.3	Exchange Agreement, dated October 6, 2022 by and between Wytec International, Inc. and Eagle Rock Investments, L.L.C.
104	Cover Page Interactive Data File (formatted as inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

(Registrant)

Date: October 12, 2022	By:	/s/ William H. Gray
William H. Gray, Chief Executive Officer

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